Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES–OXLEY ACT OF 2002

In connection with the Quarterly Report of Hall of Fame Resort & Entertainment Company (the “Company”) on Form 10-Q for the quarter ended June 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2025	By:	/s/ Lisa Gould
Lisa Gould
Executive Vice President of Business Administration
(Interim Principal Executive Officer)

Date: August 12, 2025	By:	/s/ Eric Hess
Eric Hess
Senior Vice President of Finance
(Interim Principal Financial Officer)

Date: August 12, 2025	By:	/s/ John Van Buiten
John Van Buiten
Vice President of Accounting/Corporate Controller
(Principal Accounting Officer)